EXHIBIT 99.1
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PRESS RELEASE
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              ABLE LABORATORIES COMPLETES ADDITIONAL DEBT FINANCING
                       OF $5.7 MILLION WITH CITIZENS BANK

NEW $4.0 MILLION CREDIT FACILITY FOR WORKING CAPITAL; $1.7 MILLION EXPANSION OF CREDIT FACILITY FOR EQUIPMENT FINANCING SOUTH PLAINFIELD, N.J.--(BUSINESS
WIRE)--Feb. 24, 2003-- Able Laboratories, Inc. (Nasdaq:ABRX - News; BSE:AAB -
News), today announced that it has expanded its total credit facilities by $5.7 million by closing on a new $4.0 million working capital revolving credit facility and a $1.7 million increase of its existing equipment financing line (from $4.1 million to $5.8 million). These credit facilities are being provided by the Company's existing lender, The Citizens Bank of Massachusetts, an indirect subsidiary of The Royal Bank of Scotland.

Able Labs is using the additional equipment financing line proceeds to continue expanding its production capabilities by acquiring additional equipment and performing additional leasehold improvements. In addition, the Company will utilize its new $4.0 million working capital line of credit to fund the buildup of its current accounts receivable and inventories. The equipment and working capital financing lines are collateralized by all of the Company's assets.

"We are pleased with our continuing and expanded relationship with Citizens Bank," commented Jay Wadekar, President and Chief Executive Officer of Able Laboratories. "As we continue to grow, it is important for us to maintain a positive, ongoing relationship with a commercial bank for our working capital and treasury needs. Citizens continues to provide us with very competitive loan facilities."

Able Laboratories is a developer and manufacturer of generic pharmaceuticals. Since March 2001, Able has received 23 ANDA approvals. Further information on Able may be found on the Company's web site, www.ablelabs.com.

EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS ABOUT THE COMPANY'S OPERATIONS, CAPITAL-RAISING TRANSACTIONS AND FINANCIAL ACCOUNTING, THE CURRENT OR EXPECTED MARKET SIZE FOR ITS PRODUCTS, THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, THE RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL ACHIEVE THE SALES LEVELS THAT WILL MAKE ITS OPERATIONS PROFITABLE OR THAT ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND ITS FORM 10-Q FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.